UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2013, NII Holdings, Inc. (the “Company”) entered into an International Assignment Agreement (the “Agreement”) with Gokul Hemmady, the Company's Chief Operations Officer and President of Nextel Brazil, the Company's Brazilian operating subsidiary.

Under the terms of the Agreement, Mr. Hemmady will be temporarily assigned to Nextel Brazil for an initial term of 24 months. Mr. Hemmady will continue to receive his annual base salary and will be eligible to participate in the Company's annual bonus plan with a target bonus percentage of 100% of base salary as previously approved in June 2012 in connection with his appointment as Chief Operations Officer. In addition, Mr. Hemmady will be entitled to various allowances and reimbursements in connection with his international assignment including: a foreign service premium, housing assistance, automobile assistance, transition assistance, tax service assistance and tax-equalization benefits.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description
10.1	International Assignment Agreement between NII Holdings, Inc. and Gokul Hemmady

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: July 12, 2013	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	International Assignment Agreement between NII Holdings, Inc. and Gokul Hemmady